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                                                                   EXHIBIT 10.60

                              VERTEL CORPORATION
                          STOCK REPURCHASE AGREEMENT

     This Stock Repurchase Agreement (the "Agreement"), dated November 27, 1998, is by and between Vertel Corporation, a California corporation (the "Company") and Philip Mantle (the "Seller").

                                    RECITALS
                                    --------

     WHEREAS, the Seller previously purchased from the Company an aggregate of 400,000 shares of its Common Stock (the "Shares") pursuant to certain Exercise Notice and Stock Purchase Agreements (the "Agreements"). The purchase price for the Shares was paid by the Seller with promissory notes, dated January 30, 1996 and March 18, 1996, in the aggregate amount of $1,040,000 (such notes or any notes subsequently provided in lieu of such notes, the "Promissory Notes");

     And, WHEREAS, subsequent to the issuance of such Shares and Promissory Notes, the Seller sold a portion of the Shares totaling 70,000 shares and repaid a portion of the Promissory Notes totaling $149,800;

     And, WHEREAS, pursuant to the Executive Separation Agreement (the "ESA"), dated January 1998, certain of the shares held by the Seller were canceled by the Company totaling 78,125 Shares with a corresponding Promissory Note value of $207,437.50,

     And, WHEREAS, as of the date of this agreement and prior to its execution, the Seller holds 251,875 Shares with corresponding Promissory Notes totaling $682,762.50.

     And, WHEREAS, it was anticipated at the time of such execution of Exercise Notice and Stock Purchase Agreements that it was appropriate and necessary for the Seller to exercise his stock options so that he would be eligible to receive a distribution of shares of what then constituted one of the Company's subsidiaries (formerly named "Vertel Corporation" and currently named "Vertel I") in connection with the Company's plans at that time for liquidity of such subsidiary. While the distribution of shares of such subsidiary to the Company's shareholders did not occur and instead the Company spun off its former subsidiary Sonoma Systems, the Seller may claim to have relied detrimentally with respect to the Company's plans concerning the proposed distribution. The Company and the Seller desire to enter into this Agreement to provide for the purchase by the Company of all of the Shares (the "Repurchased Shares") with payment in full to be evidenced by cancellation of the Promissory Notes, to avoid any dispute concerning the foregoing matters and to reach an amicable resolution of the same.

     NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

     1.  Repurchase of Stock.  The Seller hereby agrees to sell to the Company
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and the Company agrees to purchase from the Seller the Repurchased Shares.  On the Effective Date of this Agreement, the Company will cancel the Promissory Notes and deliver them to the Seller
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against delivery to the Company by the Seller of the stock certificate(s)
representing the Repurchased Shares and an executed Assignment Separate from Certificate in the form attached hereto as Exhibit A, assigning the Repurchased
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Shares to the Company. As of the Effective Date, the Company shall be entitled to take all steps necessary to transfer the Repurchased Shares to the Company, including without limitation cancellation of the certificates representing the Repurchased Shares.

     2.  Representations by Seller.  The Seller represents and warrants to the
         -------------------------
Company that Seller has the absolute and unrestricted right, power and authority to sell, transfer and assign the Repurchased Shares to the Company pursuant to this Agreement, free and clear of any liens, claims, pledges or other encumbrances. No consent, approval or authorization of or notice to any third party is necessary in connection with the sale, purchase or delivery of the Repurchased Shares.

     3.  Release of Claims by Seller.  In consideration for the repurchase of
         ---------------------------
the Shares under this Agreement, the Seller agrees to the following:

         (a) General Release.  The Seller, on behalf of himself and his past
             ---------------
and present heirs, executors, beneficiaries and assigns, hereby releases and forever discharges the Company and its past and present officers, directors, shareholders, employees, affiliates, agents, attorneys, accountants, and their respective successors and assigns, from any and all claims, demands, obligations, losses, causes of action, costs, expenses, attorneys' fees and liabilities of any nature whatsoever, whether based on contract, tort, statutory or other legal or equitable theory of recovery, including claims based on federal and state securities laws, whether known or unknown, which the Seller has, had or claims to have against either the Company, its past or present officers, directors, employees, shareholders, affiliates, agents, accountants, attorneys, subsidiaries, and their respective successors and assigns relating to the Shares, the Promissory Notes and the Agreements.

         (b) Waiver of California Civil Code (S) 1542.  This Agreement is
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intended to cover all claims or possible claims described in Section 3(a), whether the same are known, unknown or hereafter discovered or ascertained, and the provisions of Section 1542 of the California Civil Code are hereby knowingly and voluntarily expressly waived. Said Section provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

The Seller expressly acknowledges that he has been advised of the contents and effect of such section, and with such knowledge hereby expressly waives whatever benefits he may have had pursuant to said section.

         (c) Agreement Not an Admission of Liability.  The parties hereto agree
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and acknowledge that this Agreement is a compromise settlement and that the release and covenants

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given in consideration of this Agreement shall not be construed to be an admission of liability on the part of Seller or the Company with respect to the matters set forth above.

     4.  Miscellaneous.
         -------------

         (a) This Agreement may be amended only by written agreement between the Company and the Seller.

         (b) This Agreement shall be governed by and construed under the laws of the State of California.

         (c) This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions between them. Except to the extent modified by this Agreement, the terms of the Executive Separation Agreement entered into in January 1998 by the Company and the Seller remains in full force and effect.

         (d) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

         (e) This Agreement may be executed in counterparts, each of which shall be deemed an original.

         (f) Both parties agree to execute any additional documents necessary to carry out the purposes of this Agreement.

         (g) The parties agree that the Effective Date of this Agreement shall be the date first set forth above, provided that as a condition to such effectiveness each of the items specified for delivery in Section 1 shall have been so delivered.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.


VERTEL CORPORATION

BY:
   ---------------------------------      ----------------------------------
   Bruce Brown, President and CEO         Philip Mantle

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                                   EXHIBIT A
                                   ---------

                     ASSIGNMENT SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Vertel Corporation 251,875 shares of the Common Stock of Vertel Corporation standing in his name on the books of such corporation, represented by Certificates No. 3917 and 3268 herewith, and does hereby irrevocably constitute and appoint ChaseMellon Shareholder Services, the Company's transfer agent, to transfer such stock on the books of such corporation with full power of substitution in the premises.


     Dated:  November 27, 1998



                                            _________________________________
                                            Philip Mantle

     This Assignment Separate from Certificate was executed in conjunction with the terms of a Stock Repurchase Agreement by and between the above assignor and Vertel Corporation dated November 27, 1998.

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